Exhibit 10.57

HLTH Corporation 669 River Drive, Center Two Elmwood Park, NJ 07407 201.703.3400 Phone www.hlth.com
February 19, 2009
Anthony Vuolo
c/o WebMD Health Corp.
111 Eighth Avenue
New York, NY 10011
Dear Tony:
     Reference is made to (i) the Amended and Restated Employment Agreement dated as of July 14, 2005 between you and WebMD Health Corp. (“WebMD”) (as previously amended, the “Employment Agreement”) and (ii) the grant of a nonqualified option to purchase 180,000 shares of the Common Stock of HLTH Corporation (the “Company”) made to you on December 10, 2008 (the “2008 HLTH Option”) as evidenced by the Option Agreement dated December 10, 2008 (the “HLTH Option Agreement”).
     Notwithstanding anything to the contrary contained in the HLTH Option Agreement, in the event of a Change in Control of WebMD or HLTH (as defined in the Employment Agreement), the 2008 HLTH Option shall be subject to the same provisions as the option to purchase WebMD common stock granted to you on December 10, 2008 and described in section 4(g)(i) of the Employment Agreement: In the event of such a Change in Control, you may resign at any time after the one year anniversary of such Change in Control and the 2008 HLTH Option shall continue to vest and remain outstanding through the second anniversary of the Change in Control and the 90 day post termination exercise period would commence on the second vesting date, subject to your execution of the acknowledgement described in Section 5.4 of the Employment Agreement and your continued compliance with the Trade Secret and Proprietary Information Agreement. In the event that your employment is terminated without Cause or Good Reason on or following such a Change in Control, the 2008 HLTH Option shall continue to vest and remain outstanding through the second anniversary of the Change in Control and the 90 day post termination exercise period would commence on the second vesting date, subject to your execution of the acknowledgement described in Section 5.4 of the Employment Agreement and continued compliance with the Trade Secret and Proprietary Information Agreement.

Except as set forth herein, the HLTH Option Agreement remains in full force and effect.

HLTH CORPORATION

By:	/s/ Anne N. Smith Name: Anne N. Smith Title: Vice President — Legal

ACKNOWLEDGED AND AGREED

/s/ Anthony Vuolo ANTHONY VUOLO

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